EXHIBIT 99.1

NEWS RELEASE

LINN Energy Announces $525 Million Acquisition of Permian Basin Properties

Houston, September 12, 2013 - LINN Energy, LLC (NASDAQ: LINE) and LinnCo, LLC (NASDAQ: LNCO) announced today that LINN Energy signed a definitive purchase agreement to acquire oil and natural gas properties located in the Permian Basin for a contract price of $525 million, subject to closing conditions. The Company anticipates the acquisition will close during the fourth quarter of 2013 and will be financed primarily with proceeds from a committed term loan to be entered into at closing.

“This bolt-on acquisition in the Permian Basin is an attractive addition to our assets in the area. This acquisition increases our exposure to oil and adds more than 300 proved low-risk infill drilling opportunities as well as future waterflood potential,” said Mark E. Ellis, Chairman, President and Chief Executive Officer. “We expect this transaction will be immediately accretive to cash available for distribution.”

Significant characteristics expected from the acquisition:

Estimated first twelve months net production of approximately 4,800 Boe/d primarily from the Clearfork formation (approximately 63 percent oil)

Low operating expenses of approximately $15.00 per Boe

Operated with approximately 98 percent working interest

Proved reserves of approximately 30 MMBoe (approximately 70 percent oil)

Reserves to production ratio of approximately 17 years

Future additional waterflood reserve potential of approximately 24 MMBoe

Approximately 124 producing wells and more than 6,250 net acres

Approximately 300 identified future low-risk, infill drilling locations

Financing

LINN intends to finance this acquisition with proceeds from a committed $500 million senior secured term loan with certain participants in its lender group and borrowings under its revolving credit facility. Subject to final documentation, the term loan is expected to have a maturity of April 2018, consistent with the maturity of the credit facility, incur interest at a rate of LIBOR plus 2.5 percent and be funded at closing, which is expected to occur in the fourth quarter of 2013.

ABOUT LINN ENERGY

LINN Energy's mission is to acquire, develop and maximize cash flow from a growing portfolio of long-life oil and natural gas assets. LINN Energy is a top-15 U.S. independent oil and natural gas development company, with approximately 4.8 Tcfe of proved reserves in producing U.S. basins as of December 31, 2012. More information about LINN Energy is available at www.linnenergy.com.

ABOUT LINNCO

LinnCo was created to enhance LINN Energy's ability to raise additional equity capital to execute on its acquisition and growth strategy. LinnCo is a Delaware limited liability company that has elected to be taxed as a corporation for United States federal income tax purposes, and accordingly its shareholders will receive a Form 1099 in respect of any dividends paid by LinnCo. More information about LinnCo is available at www.linnco.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release includes "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to forward-looking statements about acquisitions, timing and payment of distributions, and the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including the company's drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to the company's financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, prices and demand for oil, natural gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves and other important factors that could cause actual results to differ materially from those projected as described in the company's reports filed with the Securities and Exchange Commission. See "Risk Factors" in the company's Annual Report filed on Form 10-K and other public filings and press releases.

Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT: LINN Energy, LLC and LinnCo, LLC

Investors & Media:
Clay Jeansonne, Vice President, Investor and Public Relations
281-840-4193